EXHIBIT 10.6

                                 PLAN OF MERGER

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                                 PLAN OF MERGER

         THIS PLAN OF MERGER (this "Plan of Merger"), dated as of December 16, 1998, is among Saker One Corporation, a Nevada corporation ("Parent"), Triad Compressor, Inc., a Nevada corporation and a subsidiary of Parent ("Merger Sub"), and Triad Compressor, Inc., a Texas corporation (the "Company"). The
Company and Merger Sub are hereinafter collectively referred to as the "Constituent Corporations".

         WHEREAS, Parent, Merger Sub and the Company are parties to that certain Reorganization Agreement dated December 15, 1998 (the "Agreement") pursuant to which the parties thereto have agreed to the merger of the Company with and into Merger Sub; and

         WHEREAS, Parent, as the sole shareholder of Merger Sub, the respective Boards of Directors of Merger Sub and the Company, and the shareholders of the Company (the "Shareholders") have each approved the merger of the Company into Merger Sub in accordance with the Nevada Business Corporation Law (the "Nevada Law"), the Texas Business Corporation Act (the "TBCA") and the provisions of the Agreement; and

         WHEREAS, the Agreement provides that this Plan of Merger shall be filed with articles of merger with the Secretaries of State of Nevada and Texas in order to consummate the merger of the Company with and into Merger Sub; and

         WHEREAS, Parent, Merger Sub and the Company have agreed to execute and file this Plan of Merger as provided under the Nevada Law and the TBCA.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent, Merger Sub, and the Company hereby agree as follows:

         1. THE MERGER. At the Effective Time (as defined in Section 1.3 hereof), in accordance with this Plan of Merger, and Nevada Law and the TBCA, the Company shall be merged (such merger being herein referred to as the "Merger") with and into the Company, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation. Merger Sub hereinafter sometimes is referred to as the "Surviving Corporation."

         2. EFFECT OF THE MERGER. When the Merger has been effected, the Surviving Corporation shall retain the name "Triad Compressor, Inc."; and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the
Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and


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duties of the respective  Constituent  Corporations  shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         3. CONSUMMATION OF THE MERGER. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Nevada and Texas an articles of merger and this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law and the TCBA (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date").

         4. ARTICLES OF INCORPORATION: BYLAWS: DIRECTORS AND OFFICERS. The Articles of Incorporation and bylaws of the Surviving Corporation shall be identical with the Articles of Incorporation and bylaws of the Merger Sub as in effect immediately prior to the Effective Time until thereafter amended as provided therein and under the Nevada Law.

         5. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the shares (the "Shares") of common stock, $.01 par value (the "Common Stock") of the Company:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and be converted into and become a right to receive 0.8 share of common stock $.01 par value of Parent (the "Merger Shares").

                  (b) Each Share which is held in the treasury of the Company or which is owned by any direct or indirect subsidiary of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

                  (c) Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall be terminated, and no payment shall be made with respect thereto.

                  (d) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (e) No Fractional Merger Shares and no certificates or scrip representing such fractional Merger Shares, shall be issued: no dividend or distribution of Merger Shares shall relate to any fractional Merger Share, and such fractional Merger Share interest will not entitle the holder thereof to receive any Merger Shares with respect thereto or to vote or to any rights of a shareholder.

                  (f) Each Share issued and outstanding immediately prior to the Effective Time and held by a Shareholder who shall not have voted in favor of the adoption of the


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         Agreement and the approval of the Merger and who has validly  perfected dissenter's rights in accordance with the TCBA shall not be converted into and become a right to receive Merger Shares in accordance with the terms of this Plan of Merger (all such Shares are hereinafter referred to as "Dissenting Shares"). The Company shall give Parent prompt notice upon receipt by the Company of any written notice from any Shareholder
         who   intends   to   exercise   dissenter's   rights   (a   "Dissenting
         Shareholder"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for such Dissenting Shareholder's shares of the Company shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose such Dissenting Shareholder's right to receive the value, of such Dissenting Shareholder's Shares, each of such Dissenting Shareholder's Shares shall thereupon be converted into a right to receive Merger Shares in accordance with the terms of this Plan of Merger. The Surviving Corporation shall assume the obligations, if any, to pay the fair value of any Shares as to which the holders thereof have perfected dissenters' rights under the TCBA.

         6. TAKING OF NECESSARY ACTION: FURTHER ACTION. Each of Parent, Merger Sub, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the Nevada Law, the TCBA or federal law as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

          7. AGREEMENT. This Plan of Merger is executed and filed pursuant to the Agreement and nothing herein shall be deemed to amend, modify or terminate any provision of the Agreement.

          IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Plan of Merger to be executed as of the date first above written.

SAKER ONE CORPORATION                           TRIAD COMPRESSOR, INC.
                                                (A Nevada corporation)


By:_______________________________               By:__________________________
         Robert Kropf                            Robert Kropf, President

                                                 TRIAD COMPRESSOR, INC.
                                                 (A Texas corporation)

                                                 By:___________________________
                                                 Michael Bloom, Director